Exhibit 10.71

April 30, 2004

Thanh Tran

Vice President Enterprise Business Unit

100 Enterprise Way

Scotts Valley, CA 95066-3249

Re: Extension of the Microsoft Corporation Open Tools License Agreement

Dear Thanh,

Microsoft Corporation (“Microsoft”) and Borland Software Corporation (then Inprise Corporation) (“Borland”) entered into the Microsoft Corporation Open Tools License Agreement effective as of March 2, 1999 as amended from time to time (“Agreement”). The Agreement was originally extended to March 2, 2004 and is now set to expire on May 2, 2004. Since Borland needs additional time to review Microsoft’s proposed amendment to the Agreement, which would extend the Agreement until August 2, 2004.

Pursuant to this letter agreement, Microsoft and Borland agree to extend the term of the Agreement until May 17, 2004. Neither party will be obligated to make any payments to the other party as a result of this extensions. Extension of the Agreement beyond May 17, 2004 will be subject to agreement between the parties.

Please signify Borland’s agreement to the terms of this letter by countersigning where indicated below.

Best Regards,

/s/ DAVID BURGGRAAF

David Burggraaf
Product Unit Manager

ACKNOWLEDGED AND AGREED TO BY BORLAND:

/s/ THANH TRAN
By:

Thanh Tran
Name:

Vice President/General Manager/Enterprise Business Unit
Title:

April 29 / 04
Date: